UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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ViroPharma Incorporated

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VIROPHARMA INCORPORATED

405 Eagleview Boulevard

Exton, Pennsylvania 19341

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 6, 2003

To Our Stockholders:

Our annual stockholders’ meeting will be held on Tuesday, May 6, 2003 at 10:00 a.m., local time, at The Desmond Great Valley Hotel, One Liberty Boulevard, Malvern, Pennsylvania for the following purposes:

1.	To elect three (3) directors to Class I of our board of directors. Each director elected by the stockholders will serve for a three-year term and until the election and qualification of his successor.

2.	To approve the amendment and restatement of our employee stock purchase plan to increase the number of shares of common stock available for issuance under that plan by 300,000 shares.

3.	To transact any other business that may properly arise at the meeting.

Any action may be taken on these matters at the annual meeting, or on the date to which the annual meeting may be adjourned. Our board of directors has chosen March 21, 2003 as the record date for determining the stockholders who will be entitled to receive notice of our annual meeting and to vote at that meeting. We will maintain a complete list of our stockholders entitled to vote at the annual meeting at our headquarters, located at 405 Eagleview Boulevard, Exton, Pennsylvania, for ten days before the annual meeting. If we have to adjourn the meeting, then we will take action on the items described above on the date to which the meeting is adjourned.

The proxy statement included with this notice discusses each of our proposals to be considered at the annual meeting. We also have included a copy of our annual report to stockholders for the year ended December 31, 2002 for your review.

You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible so that we can count your vote. We have included a postage-prepaid envelope for your use, or you may follow the instructions on your proxy card for voting by Internet. Submitting your instructions by either of these methods will not affect your right to attend the meeting and vote.

By order of the board of directors,

Thomas F. Doyle

Vice President, General Counsel and Secretary

March 27, 2003

Exton, Pennsylvania

VIROPHARMA INCORPORATED

405 Eagleview Boulevard

Exton, Pennsylvania 19341

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 6, 2003

We are sending you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote your shares at our 2003 annual meeting of stockholders. The annual meeting will be held on May 6, 2003 at 10:00 a.m., local time, at The Desmond Great Valley Hotel, One Liberty Boulevard, Malvern, Pennsylvania. We began mailing this proxy statement and the proxy card on or about March 27, 2003. We have also included our annual report for the year ended December 31, 2002 for your review. The annual report is not part of this proxy statement.

ABOUT THE ANNUAL MEETING

Who is entitled to vote at the annual meeting?

Only our stockholders of record at the close of business on March 21, 2003 are entitled to receive notice of our annual meeting and to vote at the meeting. On March 21, 2003 we had 25,931,050 shares of our common stock outstanding. Each common stockholder that is entitled to vote will have the right to one vote for each share of common stock outstanding in such stockholder’s name on the record date.

Do I have to attend the meeting in order to vote?

No. If you want to have your vote count at the meeting, but not actually attend the meeting in person, you may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

By Internet—If you have Internet access, you may submit your proxy from any location in the world by following the “Vote by Internet” instructions on the proxy card.

By Mail—You may do this by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below.

Your shares will be voted in the manner that you indicate in your proxy. The proxy card provides spaces for you to vote “for,” or to withhold your authority to vote your shares for, the nominees for the board of directors. The proxy card also provides spaces for you to vote “for” or “against” or “abstain” from voting in connection with our proposal to amend and restate our employee stock purchase plan to increase the number of shares of common stock available under that plan.

If you return a signed proxy card but do not indicate how you wish to vote your shares, your shares will be voted by the management proxies set forth on the proxy card in the manner recommended by our board of directors in this proxy statement.

What if my shares are held in “street name?”

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. For example, we believe that brokers that do not receive instructions are entitled to vote those shares for the election of the directors. However, we believe that brokers are not entitled to vote those shares on the proposal to approve the amendment and restatement of our employee stock purchase plan. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on that matter and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

How many votes are required to conduct business at the annual meeting?

We need to receive votes from holders of a majority of the common stock outstanding and entitled to vote, either in person or by proxy, in order to have a quorum at the meeting. If a quorum is present, we will be able to conduct business at the meeting.

The nominees for director will be elected by a plurality of the votes cast at the annual meeting. You can cast your vote in favor of the nominees for director, or you can withhold your votes from these persons. If you withhold your authority, then your votes will be excluded from the vote and will have no effect, other than for purposes of determining the presence of a quorum.

Any other matter submitted to the stockholders will require the affirmative vote of a majority of the shares represented and entitled to vote, in person or by proxy, at the annual meeting, unless a greater percentage is required either by law or by our certificate of incorporation or bylaws. If you “abstain” from voting on any of these matters, your abstention will be considered as present and entitled to vote for purposes of determining the presence of a quorum, but will have the effect of a vote “against” the particular matter.

Can I change my vote after I return the proxy card?

Yes. You may change your proxy instructions at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by sending a written revocation or granting a new proxy bearing a later date (which automatically revokes the earlier proxy) before the annual meeting to Thomas F. Doyle, our corporate secretary, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

How can I get additional information about the company?

We will be happy to provide you (without charge) with a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2002 and other documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. Please address your requests for such documents to Thomas F. Doyle, Vice President, General Counsel and Secretary of ViroPharma Incorporated, 405 Eagleview Boulevard, Exton, Pennsylvania 19341, telephone number (610) 458-7300.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of March 21, 2003, except as otherwise indicated in the relevant footnote, by (1) each person or group that we know beneficially owns more than 5% of our common stock, (2) each of our directors and director nominees, (3) our Chief Executive Officer, our four most highly compensated executive officers other than our Chief Executive Officer for the fiscal year ended December 31, 2002, and two additional persons that formerly were executive officers during 2002, collectively referred to in this proxy statement as the “named executive officers,” and (4) all current executive officers and directors as a group. Unless otherwise indicated, the address of each person identified below is c/o ViroPharma Incorporated, 405 Eagleview Boulevard, Exton, Pennsylvania 19341.

The percentages of beneficial ownership shown below are based on 25,931,050 shares of Common Stock outstanding as of March 21, 2003, unless otherwise stated. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes those securities over which a person may exercise voting or investment power. In addition, shares of common stock which a person has the right to acquire upon the exercise of stock options and warrants within 60 days of the date of this table are deemed outstanding for the purpose of computing the percentage ownership of that person, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated in the footnotes to this table or as affected by applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Aventis Pharmaceuticals Inc.(1)	3,000,000	11.57
Wellington Management Company, LLP(2)	1,921,067	7.41
Directors and Executive Officers
Claude Nash(3)	594,635	2.28
Michel de Rosen(4)	492,482	1.89
Marc S. Collett(5)	348,839	1.34
Mark A. McKinlay(6)	261,130	1.00
Vincent J. Milano(7)	126,692	*
Thomas F. Doyle(8)	114,431	*
Frank Baldino, Jr.(9)	89,000	*
Robert J. Glaser(10)	60,832	*
David J. Williams(11)	33,332	*
Howard Pien(11)	26,666	*
Paul A. Brooke(11)	13,332	*
Martin Driscoll	4,500	*
Ellen Cooper	3,082	*
All directors and executive officers as a group(15 persons)(12)	2,234,466	8.27%

*	Represents less than 1% of the outstanding shares of our common stock.

(1)	As reflected in a Schedule 13G/A dated August 8, 2002 filed on behalf of Aventis Pharmaceuticals Inc., a Delaware corporation (300 Somerset Corporate Boulevard, Bridgewater, New Jersey 08807) (“API”), as well as on behalf of Aventis Holdings Inc., a Delaware corporation (3711 Kenneth Pike, Suite 200 Greenville, Delaware 19801) (“AHI”) which owns 100% of the equity of API, and Aventis Inc., a Pennsylvania corporation (300 Somerset Corporate Boulevard, Bridgewater, New Jersey 08807) (“AI”), which owns 100% of the equity of AHI. API, AHI and AI are indirect subsidiaries of Aventis S.A., a French corporation headquartered in Strasbourg, France.
(2)	As reflected in a Schedule 13G/A dated February 12, 2003, Wellington Management Company LLP (“Wellington”) reported shared voting power of 1,737,689 shares and shared dispositive power of 1,921,067 shares, which shares are held by clients of Wellington. The address of Wellington is 75 State Street, Boston, Massachusetts 02109.
(3)	Includes 400 shares of common stock held by Dr. Nash as custodian for a minor child, and 149,166 shares of common stock issuable upon the exercise of stock options which are exercisable within 60 days of the date of this table.
(4)	Includes 25,000 unvested shares of common stock issued to Mr. de Rosen in August 2000, and 192,332 shares of common stock issuable upon the exercise of stock options which are exercisable within 60 days of the date of this table.
(5)	Includes 1,000 shares of common stock held by Dr. Collett as custodian for a minor child, and 140,590 shares of common stock issuable upon the exercise of stock options which are exercisable within 60 days of the date of this table.
(6)	Includes 106,930 shares of common stock issuable upon the exercise of stock options which are exercisable within 60 days of the date of this table.
(7)	Includes 90,994 shares of common stock issuable upon the exercise of stock options which are exercisable within 60 days of the date of this table.
(8)	Includes 105,150 shares of common stock issuable upon the exercise of stock options which are exercisable within 60 days of the date of this table.
(9)	Includes 40,000 shares of common stock issuable upon the exercise of stock options which are exercisable within 60 days of the date of this table.
(10)	Includes 33,332 shares of common stock issuable upon the exercise of stock options which are exercisable within 60 days of the date of this table.
(11)	Represents shares of common stock issuable upon the exercise of stock options which are exercisable within 60 days of the date of this table.
(12)	Includes 998,337 shares of common stock issuable upon the exercise of stock options which are exercisable within 60 days of the date of this table.

PROPOSAL 1

ELECTION OF CLASS I DIRECTORS

Our board of directors currently consists of 7 directors. The board consists of three classes of directors, with each director serving a three-year term. Each year, one class of directors is subject to stockholder vote. At the annual meeting, stockholders will vote on the election of three class I directors. Each class I director elected at the annual meeting will serve until the 2006 annual meeting of stockholders and until such director’s successor has been elected and qualified, except if the director resigns, is removed or dies before such time.

Class I members presently are Paul A. Brooke, Robert J. Glaser and David J. Williams. Messrs. Brooke, Glaser and Williams are the director nominees for election to the board of directors at the annual meeting. Class II members are Michel de Rosen and Howard Pien, and Class III members are Frank Baldino, Jr., Ph.D. and Claude H. Nash, Ph.D.

The affirmative vote of a plurality of shares of the common stock present or represented by proxy at the annual meeting and entitled to vote is required for the election of Mr. Brooke, Mr. Glaser and Mr. Williams as directors. If any nominee should become unable to accept nomination or election, a circumstance which we do not expect, the proxy agents intend to vote for any alternate nominees designated by the board of directors or, in the discretion of the board, the positions may be left vacant.

Described below is certain information regarding each director, including the nominees.

Class I—Nominees for Terms Continuing until 2006

Paul A. Brooke.    Mr. Brooke has served as one of our directors since February 2001. Mr. Brooke currently is a managing member of PMSV Holdings LLC, a partner of MPM Bioventures and an advisory director for Morgan Stanley & Co. He was a managing director at Tiger Management LLC from April 1999 to May 2000. Mr. Brooke was a managing director at Morgan Stanley Dean Witter and was global head of healthcare research and strategy from March 1983 to April 1999. Mr. Brooke also is a director of WebMD.com and Incyte Genomics, Inc. Mr. Brooke is 57 years of age.

Robert J. Glaser.    Mr. Glaser has served as one of our directors since August 1997. Mr. Glaser is Senior Vice President, Caliber Associates. From 2001 to 2002, Mr. Glaser was a consultant to the biotechnology and pharmaceutical industries. From 1998-2001, Mr. Glaser was President of the McKesson HBOC Pharmaceutical Services division of McKesson HBOC. He was President and Chief Operating Officer of Ostex International from 1996-1997. Mr. Glaser was Senior Vice President of Marketing for Merck U.S. Human Health from 1994-1996, Vice President of Marketing from 1993-1994 and Vice President of Merck’s Vaccine Division from 1991-1993. Mr. Glaser is 51 years of age.

David J. Williams.    Mr. Williams has served as one of our directors since November 1997. Mr. Williams has been chairman of the board of directors of Aventis Pasteur since 2003, has been President and Chief Executive Officer of Aventis Pasteur since 2001 and was President and Chief Operating Officer of Aventis Pasteur from 1988 to 2001. Mr. Williams also serves on the Board of Directors of Blue Cross of Northeastern Pennsylvania. Mr. Williams is 53 years of age.

Class II—Directors with Terms Continuing until 2004

Michel de Rosen.    Mr. de Rosen has served as our chairman of the board of directors since September 2002, President and Chief Executive Officer since August 2000, and as a director since May 2000. From 1993 to 1999, Mr. de Rosen held several key positions in Rhone-Poulenc Pharma and Rhone-Poulenc Rorer (now Aventis), including chairman and Chief Executive Officer from May 1995 until December 1999. Mr. de Rosen began his career at the French Ministry of Finance and subsequently served in several leading government positions. Mr. de Rosen also served in various executive roles in industry prior to 1993. Mr. de Rosen is 52 years of age.

Howard Pien.    Mr. Pien has served as one of our directors since August 1998. Mr. Pien is Chief Executive Officer and President of Chiron Corporation, a global pharmaceutical company with a strategic focus on cancer and infectious disease. From 2001 until March 2003, Mr. Pien was President, Pharmaceuticals International GlaxoSmithKline (GSK), and had overall responsibility for the commercial operations of the company’s international pharmaceuticals business. During the ten-year period prior to 2001, Mr. Pien held a variety of key positions with SmithKline, the predecessor to GSK, in its pharmaceutical business in the United States, the United Kingdom, China and Korea. Mr. Pien is 45 years of age.

Class III—Directors with Terms Continuing until 2005

Frank Baldino, Jr., Ph.D.    Dr. Baldino has served as one of our directors since June 1995. Since 1987, he has served as President, Chief Executive Officer and director of Cephalon, Inc., an integrated specialty biopharmaceutical company committed to the discovery, development and marketing of products to treat neurological disorders and cancer. Dr. Baldino is also a director of Pharmacopeia, Inc. Dr. Baldino is 49 years of age.

Claude H. Nash, Ph.D.    Dr. Nash, a co-founder of ViroPharma, has served as chairman of our board of directors from February 1997 until September 2002, as Chief Executive Officer and President from December 1994 until August 2000, and as one of our directors since our commencement of operations in December 1994. From 1983 until 1994, Dr. Nash served as Vice President, Infectious Disease and Tumor Biology at Schering-Plough Corporation, a pharmaceutical company. Dr. Nash received his Ph.D. from Colorado State University. Dr. Nash also is a director of Adolor Corporation and NoCopi Technologies, Inc. Dr. Nash is 60 years of age.

Committees and Meetings of the Board

The board of directors has a compensation committee and an audit committee. During 2002, the board of directors held 9 meetings, the compensation committee held 3 meetings, and the audit committee held 4 meetings. Mr. Williams attended 7 of 13 meetings of the board of directors and its audit committee held in 2002, however, because Mr. Williams is an executive officer of an affiliate of Aventis Pharmaceuticals, Inc., at our request Mr. Williams elected not to attend two meetings of the board of directors that were held to discuss matters relating to Aventis.

The compensation committee makes recommendations concerning salaries and incentive compensation for our employees. The audit committee reviews the results and scope of the audit and other services provided by our independent auditors. The current members of the compensation committee are Mr. Glaser, Mr. Pien and Mr. Williams, and the current members of the audit committee are Dr. Baldino, Mr. Brooke and Mr. Glaser.

The board of directors does not have a standing nominating committee.

Compensation of Directors

Under our director compensation policy in effect during 2002, we paid non-employee directors not affiliated with any of our investors $10,000 per year, plus travel expenses for each meeting of the board of directors they attended. These directors also received options to purchase 20,000 shares of our common stock upon their election, or reelection, to the board of directors. Dr. Baldino and Dr. Nash each received a grant of options to purchase 20,000 shares of our common stock after they were reelected to the Board at our 2002 annual meeting.

Starting in 2003, directors that are non-executive officers of ViroPharma, and directors that are not affiliated with a person or entity that has been granted a contractual right to appoint a director to the board of directors, shall receive a cash retainer of $7,500 annually. These directors shall receive $1,500 for each board meeting, and $1,000 ($1,500 for committee chairs) for each committee meeting, that they attend, plus travel expenses.

Non-executive officers of ViroPharma, and directors that are not affiliated with a person or entity that has been granted a contractual right to appoint a director to the board of directors, shall receive an option grant of 20,000 shares, vesting in equal increments over 3 years, upon his or her initial election to the Board. These directors also shall receive option grants once each year to purchase 10,000 shares of our common stock. Each of these directors received option grants in February 2003 to purchase 10,000 shares of our common stock.

Annual grants to these directors shall not be exercisable if the director attends less than 75% of the combined number of Board meetings and meetings of Committees of which he or she is a member that are held during the year of grant. Otherwise, the annual grant shall vest and be exercisable for the number of shares that is equal to 10,000 shares times the percentage of the combined number of Board and Committee meetings of which he or she is a member that the director actually attended in the year of grant. For purposes of vesting, a director shall be deemed to have attended any meeting that he or she is recused from attending in order to avoid a potential conflict of interest.

Each of our directors and officers are parties to indemnification agreements with us. Under these agreements, they will be indemnified against liabilities and expenses incurred in connection with their services to us to the fullest extent permitted by Delaware law. Their indemnification rights are subject to each director and officer meeting the applicable standard of care and to a determination to indemnify by a majority of disinterested directors or by independent counsel.

Compensation Committee Interlocks and Insider Participation

No current member of the Compensation Committee is or has been an employee of the company or has any relationship to the company that is required to be disclosed pursuant to regulations of the Securities and Exchange Commission. Furthermore, none of the company’s executive officers serves on the board of directors of any company of which a Compensation Committee member is an employee.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES FOR CLASS I DIRECTORS AS DESCRIBED IN PROPOSAL NO. 1.

EXECUTIVE COMPENSATION

The following table provides information on compensation paid or earned during the fiscal years ended December 31, 2000, December 31, 2001 and December 31, 2002 to the named executive officers.

Summary Compensation Table

		Annual Compensation			Long-term Compensation
Name and Position	Year	Salary ($)	Bonus (1)($)	Other Annual Compensation (2)	Restricted Stock Awards ($)		Securities Underlying Options	All Other Compensation ($)
Michel de Rosen (3)	2002	416,000	—	—	—		120,000	88,744	(4)
Chief Executive Officer and President	2001 2000	400,000 138,462	185,000 5,940	— —	— 1,056,250	(5)	36,000 300,000	88,744 —	(4)

Mark McKinlay	2002	257,000	—	—	—		90,000	3,000	(6)
Vice President, Research & Development	2001 2000	243,036 233,688	126,456 21,032	— —	— —		18,000 21,000	2,620 2,500	(6) (6)

Marc S. Collett	2002	222,000	—	—	—		90,000	2,817	(6)
Vice President, Discovery	2001	212,900	81,948	—	—		18,000	2,620	(6)
Research	2000	204,798	18,432	—	—		21,000	2,500	(6)

Vincent J. Milano	2002	205,000	—	—	—		90,000	2,750	(6)
Vice President, Chief	2001	195,000	94,250	—	—		18,000	2,620	(6)
Financial Officer and	2000	174,720	15,725	—	—		21,000	10,165	(7)
Treasurer				—	—

Thomas F. Doyle	2002	200,000	—	—	—		130,000	2,750	(6)
Vice President, General	2001	190,000	93,500	—	—		18,000	2,620	(6)
Counsel and Secretary	2000	167,640	15,088	—	—		21,000	2,620	(6)

Ellen Cooper, M.D.	2002	143,192	—	—	—		44,000	241,667	(8)
Vice President, Clinical and Regulatory Affairs	2001 2000	244,800 74,769	106,720 3,546	— —	— —		18,000 40,000	— —

Martin Driscoll	2002	147,692	—	—	—		30,000	94,039	(9)
Vice President, Commercial Operations and Business Development	2001 2000	230,000 26,538	98,808 —	— —	— 216,880	(10)	18,000 40,000	2,620 —	(6)

(1)	Year-end performance-based bonuses to the management team are subject to the review and approval of the Compensation Committee. The Compensation Committee generally meets on this topic in the fiscal year following the completion of the relevant performance period, and in its proxy statements prior to 2002 ViroPharma has reflected such compensation in such following fiscal year. ViroPharma currently reports the timing of such performance-based compensation in the fiscal year for which the relevant performance is completed. As a result, to the extent applicable to the named executive officer, the amounts shown above include payments actually received in the year after the period for which the compensation is reported.
(2)	Excludes perquisites and other personal benefits, securities or property which are, in the aggregate, less than 10% of the total annual salary and bonus.
(3)	Mr. de Rosen joined the company as its Chief Executive Officer and President in August 2000.
(4)	Represents the amount of debt that was forgiven by the company under the outstanding promissory note between the company and Mr. de Rosen.
(5)

Based on 50,000 shares granted to Mr. de Rosen and the closing price of the company’s common stock ($21.125) on the date of grant. The value of these shares at December 31, 2002, based on a closing price of

$1.46 on that date, was $73,000. These shares vest in equal increments over a four year period commencing in August 2000. If any dividends are paid on the company’s common stock, such dividends also will be paid on the restricted shares granted to Mr. de Rosen.

(6)	Represents contributions made by us on behalf of such person to our 401(k) plan.
(7)	Represents debt forgiveness of $7,665 and contributions to our 401(k) plan of $2,620.
(8)	Until July 2002, Dr. Cooper was our Vice President, Clinical and Regulatory Affairs. The amount shown in this item represents both severance payments and consulting fees paid during 2002 following the end of Dr. Cooper’s employment.
(9)	Until August 2002, Mr. Driscoll was our Vice President, Commercial Operations and Business Development. The amount shown in this item represents severance payments paid in 2002 following the end of Mr. Driscoll’s employment, as well as contributions made by us on behalf of Mr. Driscoll to our 401(k) plan while he was an employee.
(10)	Based on 10,000 shares granted to Mr. Driscoll and the closing price of the company’s common stock ($21.688) on the date of grant. The value of these shares at December 31, 2001, based on a closing price of $22.95 on that date, was $229,500. These shares were to vest in equal increments over a four year period commencing in November 2001. 2,500 of these shares ultimately vested.

Stock Option Grants

The following table summarizes stock options granted to the named executive officers during the fiscal year ended December 31, 2002. Options granted in January 2002 vest in four annual installments commencing on the first anniversary of the date of grant. 50% of the options granted in April and October 2002 vest on the first anniversary of the date of grant, and 25% vest on each of the second and third anniversaries of the date of grant. The percentage of total options granted is based on an aggregate of 1,864,575 options granted in 2002, including options granted to our named executive officers.

The potential realizable value of each grant, as set forth in the table below, is calculated assuming that the market price of the underlying security appreciates at annualized rates of 5% and 10% over the ten-year term of the option. The results of these calculations are based on rates set forth by the Securities and Exchange Commission and are not intended to forecast possible future appreciation of the price of our common stock.

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation of Option Term
	Number of Securities Underlying Options Granted	Percentage of Total Option Granted During Year	Exercise Price ($/share)	Expiration Date
Name					5%	10%
Michel de Rosen	20,000	1.07%	20.16	1/14/12	$253,570	$642,597
	40,000	2.15%	3.93	4/16/12	$98,862	$250,536
	60,000	3.22%	0.99	10/10/12	$37,356	$94,668
Mark A. McKinlay	10,000	0.54%	20.16	1/14/12	$126,785	$321,298
	20,000	1.07%	3.93	4/16/12	$49,431	$125,268
	60,000	3.22%	0.99	10/10/12	$37,356	$94,668
Marc S. Collett	10,000	0.54%	20.16	1/14/12	$126,785	$321,298
	20,000	1.07%	3.93	4/16/12	$49,431	$125,268
	60,000	3.22%	0.99	10/10/12	$37,356	$94,668
Vincent J. Milano	10,000	0.54%	20.16	1/14/12	$126,785	$321,298
	20,000	1.07%	3.93	4/16/12	$49,431	$125.268
	60,000	3.22%	0.99	10/10/12	$37,356	$94,668
Thomas F. Doyle	10,000	0.54%	20.16	1/14/12	$126,785	$321,298
	20,000	1.07%	3.93	4/16/12	$49,431	$125,268
	100,000	5.36%	0.99	10/10/12	$62,261	$157,781
Ellen Cooper	8,000	0.43%	20.16	1/14/12	$101,428	$257,038
	16,000	0.86%	3.93	4/16/12	$39,545	$100,215
	20,000	1.07%	1.28	7/16/12	$16,100	$40,800
Martin Driscoll	10,000	0.54%	20.16	1/14/12	$126,785	$321,298
	20,000	1.07%	3.93	4/16/12	$49,431	$125,268

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table shows options exercised by our named executive officers in 2002 and the value of shares of our common stock issued upon exercise of such options. The table also shows 2002 year-end amounts and value of shares of our common stock underlying outstanding options for our named executive officers.

	Shares Acquired On Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-The-Money Options at December 31, 2002(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Michel de Rosen	—	—	162,334	293,666	$0.00	$28,200
Mark A. McKinlay	—	—	81,055	119,625	$0.00	$28,200
Marc S. Collett	—	—	114,715	119,625	$48,195	$28,200
Vincent J. Milano	6,574	$36,814	65,119	119,625	$0.00	$28,200
Thomas F. Doyle	—	—	79,275	159,625	$0.00	$47,000
Ellen Cooper	—	—	—	20,000	$0.00	$3,600
Martin Driscoll	—	—	—	—	$0.00	$0.00

(1)	Reflects the difference between the aggregate fair market value of the shares of common stock issued upon exercise of the options on the date of exercise and the aggregate exercise price.
(2)	Based on the difference between the closing price per share of $1.46 on December 31, 2002, and the exercise price of the option.

Severance Agreements

In February 2003, we entered into agreements with a number of employees, including each of the named executive officers and the other members of our management team other than Mr. de Rosen. If an employee that is a party to one of these arrangements is terminated or resigns for good reason within twelve months after a change of control, then the employee will receive severance payments equal to his or her monthly base salary over a period that varies from 9 to 18 months. Under these arrangements, each of Dr. McKinlay, Dr. Collett, Mr. Milano and Mr. Doyle will receive severance payments over an 18-month period. We will pay the premiums that would otherwise be paid by the employee if the employee elected to receive continuation coverage under COBRA for a period that matches the employee’s severance period. In exchange for these benefits, the employee will release us from any obligations we may have incurred in connection with the employee’s employment with us.

In August 2000, we entered into a severance agreement with Dr. Claude Nash, a member of our board of directors. We amended and restated that agreement in October 2001 and again as of September 1, 2002. Under the amended and restated agreement, Dr. Nash will continue as an employee of the company until August 2003. Provided that Dr. Nash agrees to release us from any obligations we may have incurred in connection with his employment with us, upon termination of his employment with us we will provide to Dr. Nash health care, life insurance and disability insurance benefits (certain of which continue until Dr. Nash reaches age 65).

In August 2000, we entered into a severance agreement with Mr. de Rosen, our President and Chief Executive Officer. Provided that Mr. de Rosen agrees to release us from any obligations we may have incurred in connection with his employment with us, we will pay Mr. de Rosen, under various circumstances, certain amounts upon his termination of employment with us. Depending on his length of service with us at the time of termination, Mr. de Rosen will receive from us up to two years salary and benefits, as well any bonus amount which has been awarded to him but not yet paid, and a pro rata portion of the aggregate value of all contingent bonus awards to which Mr. de Rosen might otherwise have been entitled, if any.

Promissory Note

In September 2000, Mr. de Rosen signed a promissory note in favor of us in the principal amount of $354,974 bearing an interest rate of 6.05% of which $177,487 in principal amount (plus accrued interest) is still outstanding. The principal amount of the note represents taxes paid by the company on Mr. de Rosen’s behalf when he made an 83(b) election with the Internal Revenue Service after we issued 50,000 shares of common stock to Mr. de Rosen when he commenced his employment with us. 25% of the principal amount of the note is forgiven on each anniversary of the date of the note, provided that Mr. de Rosen is then still employed by us. In 2002, the company forgave $88,744 of the principal amount of this promissory note. In the event of a change of control of the company, any remaining balance due under the note is forgiven. If Mr. de Rosen resigns from the company, any remaining balance due under the note is due and payable by him. If Mr. de Rosen is terminated by us, any remaining balance due under the note is payable to us in monthly installments beginning on the date of termination and extending over a period of between 18 months and 72 months, depending upon when the termination of his employment occurs.

Confidentiality and Inventions Agreements

We have entered into confidentiality and inventions agreements with each of our employees. The agreements provide that, among other things, all inventions, discoveries and ideas made or conceived by an employee during employment which are useful to us or related to our business or which were made or conceived with the use of our time, material, facilities or trade secret information, belong exclusively to us, without additional compensation to the employee. The agreements also have confidentiality provisions in favor of us and noncompetition provisions in favor of us during employment.

Certain Transactions

In August 2002, we ended our collaboration with Aventis Pharmaceuticals Inc. to co-develop and co-promote Picovir®. David Williams is the Chairman of the Board of Directors, Chief Executive Officer and President of Aventis Pasteur, an affiliate of Aventis Pharmaceuticals. Under our agreement with Aventis Pharmaceuticals that ended our collaboration, Aventis returned Picovir® to us, and both parties received mutual releases of all obligations without incurring termination fees. Aventis compensated us for Aventis’ share of development and commercial expenses through July 2002 and our detailing fees through August 2002, and we returned to Aventis advance milestone payments of $20.0 million. Aventis also purchased 3 million shares of ViroPharma’s common stock with a fair market value of $4.59 million. In a separate transaction, Aventis acquired our sales force for $15.41 million. The sales force promoted products from the Aventis respiratory portfolio, Nasacort® AQ and the Allegra® family, through August 2002. We stopped promoting Nasacort ® AQ and Allegra® at the end of August 2002.

The following report of the compensation committee and the performance graph on page 16 will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference. The following report shall not otherwise be deemed filed under such acts.

REPORT OF THE

COMPENSATION COMMITTEE

The compensation committee of the board of directors is comprised of three non-employee directors. The compensation committee is responsible for setting and administering the policies that govern annual executive salaries, bonuses, if any, non-executive officer compensation matters generally and stock ownership programs. The compensation committee annually evaluates the performance, and determines or recommends to the full board the compensation, of the Chief Executive Officer, or CEO, and our other executive officers based upon a mix of the achievement of corporate goals, individual performance relative to his or her individual goals, and comparisons with other biopharmaceutical companies. The compensation committee also approves salary administration guidelines for non-executive officer employees.

The goals of the compensation committee with respect to executive officers, including the CEO, are to provide compensation designed to attract, motivate and retain executives of outstanding ability and potential and to align the interests of executive officers with the interests of our stockholders. We seek to provide incentives for superior individual performance by paying competitive compensation, and to base a significant portion of compensation upon our performance. To meet these goals, the compensation committee has adopted a mix among the compensation elements of salary, bonus and stock option grants with exercise prices set at the fair market value at the time of grant.

Many traditional measures of corporate performance for mature pharmaceutical companies or companies in other industries, such as earnings per share or sales growth, are not useful in the evaluation of pharmaceutical companies in our stage of development. Accordingly, the compensation committee evaluates other indications of performance, such as our progress in achieving milestones in the development of our drug candidates, in obtaining rights to drug candidates and in raising the capital needed for our operations as the basis in making executive compensation decisions.

The compensation committee also considers salary and other compensation data from an analysis of certain comparable companies, and from a relevant industry survey(s), for similar executive positions. We have a bonus system covering each of our employees, including the named executive officers and the other members of our management team. Each employee is assigned a target payout, expressed as a percentage of his or her base salary for the year, that varies by the employee’s role in the company. Depending on the performance of the company, the employee’s operational group and the individual employee, he or she may receive up to twice the target payout.

The plan consists of three factors: Company, Operational, and Individual. Each of these factors is itself separately weighted. For the named executive officers and other members of the company’s management team, the Company factor receives the highest weighting (80%) in order to ensure that the bonus system for the company’s management team is closely tied to the company’s performance. The total of all weighted factors will total 100%.

The Company factor represents the degree to which we achieved our overall corporate goals in a given year. A separate Operational factor is determined for each of our discrete operating groups and represents the degree to which the operating group achieved its goals in a given year. Each employee also is given an Individual factor by his or her supervisor to reflect the employee’s performance against his or her goals for the year.

Generally, for any bonus funds to be made available, we must achieve 75% or more of our company goals for the year, and the individual employee must also achieve at least 75% of his or her individual goals for the year. Each factor can be assigned a value of up to 125% for maximum performance.

An employee’s target payout percentage is multiplied by the sum of the Company factor, the employee’s Operational factor and the employee’s Individual factor. The result of that calculation is then multiplied by the employee’s target bonus percentage to determine the actual bonus paid.

Bonuses, if any, are paid during the first quarter of the year immediately following the year of measurement.

In awarding stock options, the compensation committee considers individual performance, overall contribution to the company, employee retention, the number of unvested stock options and the total number of stock options to be awarded. Generally, the compensation committee makes grants twice each year. Options were awarded in January and April 2002. In order to assist in the company’s efforts to retain its key employees, the management team (including the CEO) received an additional option grant in October 2002. No member of the management team has received an option grant since that date.

As a result of the challenges faced by the company in 2002, Mr. de Rosen, the company’s CEO, recommended to the compensation committee that no member of the company’s management team should receive a bonus in respect of the company’s performance for 2002 or a raise in base salary for 2003. The compensation Committee adopted this recommendation. In addition, on the recommendation of the CEO, the compensation committee reduced the salary of the CEO from $416,000 to $333,000. The full board ratified the compensation committee’s 2003 salary determination for Mr. de Rosen.

Deductibility of Certain Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies a federal income tax deduction for certain compensation exceeding $1,000,000 paid to the CEO or any of the other named executive officers, excluding, among other things, certain performance-based compensation. Through December 31, 2002, this provision has not affected our tax deductions, and the compensation committee believes that, at the present time, it is unlikely, although possible, that the compensation paid to any of our employees in a taxable year which is subject to the deduction limit will exceed $1,000,000. The compensation committee intends to continue to evaluate the effects of the statute and any applicable regulations in the future to ensure that the application of the statute and these regulations are consistent with our best interests.

MEMBERS OF THE COMPENSATION COMMITTEE

Robert J. Glaser

Howard Pien

David J. Williams

March 1, 2003

The following report of the Audit Committee will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference. The following report shall not otherwise be deemed filed under such acts.

REPORT OF THE

AUDIT COMMITTEE

The audit committee of the board of directors is comprised of three non-employee directors. The role of the audit committee is to assist the board of directors in its oversight of the company’s financial reporting process. The board of directors, in its business judgment, has determined that all members of the committee are “independent”, as required by applicable listing standards of the Nasdaq National Market. The committee operates pursuant to a charter, which is included as Annex A, that was amended by the board of directors on February 20, 2003. As set forth in the charter, management of the company is responsible for the preparation, presentation and integrity of the company’s consolidated financial statements, the company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the company’s consolidated financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

The audit committee assists the board of directors in monitoring the integrity of the company’s consolidated financial statements in compliance with Securities and Exchange Commission (the “SEC”) and other regulatory requirements, the annual independent audit of the company’s consolidated financial statements, and the independent auditors independence and qualifications. The committee also works to provide effective communication between the board and the company’s independent public accountants and support for management’s efforts to enhance the quality of the company’s internal control structure.

In the performance of its oversight function, the committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has considered whether the provision of non-audit services by the independent auditors to the company is compatible with maintaining the auditor’s independence and has discussed with the auditors the auditors’ independence.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the committee referred to above and in the charter, the committee recommended to the board that the audited consolidated financial statements included in the company’s annual report on Form 10-K for the year ended December 31, 2002 be filed with the Securities and Exchange Commission.

MEMBERS OF THE AUDIT COMMITTEE

Dr. Frank Baldino, Jr.

Paul A. Brooke

Robert J. Glaser

March 17, 2003

PERFORMANCE GRAPH

The following line graph compares the cumulative total stockholder return on our common stock, based on its market price, with the cumulative total stockholder return of the Nasdaq National Market-US and the Nasdaq Pharmaceutical Index. Dividend reinvestment has been assumed. The graph commences as of November 19, 1996, the date our common stock first started trading on the Nasdaq National Market.

PROPOSAL NO. 2

AMENDMENT OF THE EMPLOYEE STOCK PURCHASE PLAN

On March 13, 2000, our board of directors adopted an employee stock purchase plan, which the stockholders approved in May 2000. The Board amended and restated our employee stock purchase plan in December 2001. In February 2003, our board of directors amended and restated this plan again to increase the number of shares of common stock reserved for issuance under the plan by 300,000 shares from 300,000 to 600,000, which plan is to become effective on such date subject to shareholder approval at this meeting. The stock purchase plan is intended to be qualified under Internal Revenue Code Section 423. If a plan is qualified under Section 423, our employee who participate in the plan enjoy certain tax advantages, as described below. In order for the plan to be qualified, our stockholders must approve the plan.

The purpose of the stock purchase plan is to encourage the purchase of common stock by our employees, to provide employees with a personal stake in ViroPharma and to help us retain our employees. The stock purchase plan allows our employees to purchase our common stock at a discount, without being subject to tax until they sell the stock, and without having to pay any brokerage commissions with respect to the purchases. We believe that by encouraging employee stock ownership, this plan also helps to further align the interests of our employees with the interests of our stockholders.

Description of the Stock Purchase Plan

The stock purchase plan provides employees with the right to purchase shares of our common stock through payroll deduction. A total of 300,000 shares of our common stock are available for purchase under the stock purchase plan, subject to adjustment in the number and price of shares available for purchase in the event the outstanding shares of common stock are increased or decreased through stock dividends, recapitalizations, reorganizations or similar changes. As of March 1, 2003, only 88,184 shares are left in the plan for issuance. We are seeking shareholder approval to increase the number of shares available for issuance under the plan by an additional 300,000 shares.

The stock purchase plan is administered by the compensation committee of our board of directors. Subject to the terms of the stock purchase plan, the board or the committee has authority to interpret the stock purchase plan, prescribe, amend and rescind rules and regulations relating to it and make all other determinations deemed necessary or advisable in administering the stock purchase plan.

A full-time employee is eligible to participate in the stock purchase plan if he or she is employed on the first day of an offering period. A part-time employee is eligible to participate in the stock purchase plan if, as of the last day of the month immediately preceding the effective date of an election to purchase our common stock under the stock purchase plan, he or she has been employed by us on a part-time basis for at least 24 consecutive months. An employee is considered to be a part-time employee if the employee is scheduled to work at least 20 hours per week. As of March 1, 2003 approximately 136 employees, including our Chief Executive Officer and our other executive officers, were eligible to participate in the stock purchase plan. In addition, our board can approve the participation of any subsidiaries.

Any employee who, after purchasing our common stock under the stock purchase plan, would own 5% or more of the total combined voting power or value of all classes of our stock or any subsidiary corporation is not eligible to participate. Ownership of stock is determined in accordance with the provisions of Section 424(d) of the Internal Revenue Code. In addition, an employee is not permitted to purchase stock worth more than $25,000 in fair market value for each calendar year.

Stock will be available to be purchased every six months. Eligible employees may elect to participate in the stock purchase plan during an offering which starts on each January 1 and July 1 and ends on each June 30 and

December 31, respectively. Shares of common stock will be deemed to have been purchased on June 30 or December 31, as applicable. The purchase price per share will be 85 percent of the lesser of:

•	the fair market value per share of our common stock on January 1 or July 1, as applicable; or

•	the fair market value per share of our common stock on June 30 or December 31, as applicable.

If any of these dates is not a trading day, then fair market value will be determined on the next trading day after such date.

An eligible employee who wishes to participate in the stock purchase plan must file an election form with the board or committee at least 15 days before the applicable January 1 or July 1. Each participant will have payroll deductions made from his or her compensation on each regular payday during the time he or she is a participant in the stock purchase plan. All payroll deductions will be credited to the participant’s account under the stock purchase plan. A participant who is on an approved leave of absence may authorize continuing payroll deductions.

If the total number of shares of common stock for which purchase rights are exercised at the end of a six-month offering period exceeds the maximum number of shares of common stock available, the board or committee will make a pro rata allocation of shares available for delivery and distribution. The unapplied account balances will be credited to participants’ accounts for the next succeeding offering or, at the participant’s election, returned to the participant, without interest, as soon as practicable following the end of the offering period.

A participant may discontinue his or her participation in the stock purchase plan at any time, but no other change can be made during an offering period. A participant may change the amount of payroll deductions for subsequent offerings by giving written notice of such change to the board or committee on or before the 15th day of the month immediately preceding the beginning of an offering period.

A participant may elect to withdraw all, but not less than all, of the balance credited to the participant’s account by providing a termination form to the board or the committee at any time before the end of the offering period. All amounts credited to such participant’s account shall be paid as soon as practicable following receipt of the participant’s termination form, and no further payroll deductions will be made with respect to the participant.

If a participant’s employment terminates for any reason other than death, all amounts credited to such participant’s account will be returned to the participant. If a participant’s employment terminates due to death or the participant dies after termination of employment but before the participant’s account has been returned, all amounts credited to such participant’s account will be returned to the participant’s successor-in-interest. A participant who is on an approved leave of absence will remain eligible to participate in the stock purchase plan for the first 90 days of such leave of absence. If the participant has not returned to regular non-temporary employment by the close of business on the 90th day of such leave of absence, he or she will be considered to have terminated employment for purposes of the stock purchase plan.

All funds held or received by us under the stock purchase plan may be used for any corporate purpose until applied to the purchase of shares of our common stock or refunded to employees and will not be segregated from our general assets. Shares of our common stock purchased under the stock purchase plan will be issued from our authorized but unissued shares. We will pay all fees and expenses incurred, excluding individual Federal, state, local or other taxes, in connection with the stock purchase plan.

An employee’s rights under the stock purchase plan belong to the employee alone and may not be transferred or assigned to any other person during the employee’s lifetime.

A participant may not transfer the shares purchased pursuant to the stock purchase plan for the nine-month period commencing on the date the shares are purchased. In order to ensure that the transfer restrictions are adhered to, we will hold the shares in escrow for the nine-month restriction period. The restriction period may be waived if the participant makes a written request, and the board or committee determines that the participant has suffered an unforeseeable financial emergency. An unforeseeable financial emergency is an unexpected need for cash arising from illness, casualty loss, sudden financial reversal, or other unforeseeable occurrence. If the board or committee determines that a participant has incurred an unforeseeable financial emergency, it shall release that number of shares from escrow the sale of which will generate an amount necessary to meet the financial emergency. In addition, the board or committee may waive all or part of the restriction period on a uniform basis. After the shares of common stock have been issued under the stock purchase plan and the restriction period has expired, such shares may be assigned or transferred the same as any other shares.

The stock purchase plan is not qualified under Section 401(a) of the Internal Revenue Code. We generally will not be entitled to a deduction with respect to stock purchased under the stock purchase plan, unless the stock is disposed of less than one year after it is purchased by the employee, or less than two years after the start of the offering period pursuant to which the stock was purchased.

Generally, no tax consequences arise at the time the participant purchases shares of common stock. Upon a disposition of shares, the participant will receive compensation taxable as ordinary income for the taxable year in which the disposition occurs in an amount equal to the lesser of:

•	the excess of the purchase price over the fair market value of the shares at the beginning of the offering period, or

•	the excess over the purchase price of (a) the amount actually received for the shares if sold or exchanged or (b) the fair market value of the shares on the date of any other termination of his or her ownership (such as by gift).

The amount of such ordinary income is then added to the participant’s basis in his shares for purposes of determining capital gain or loss. This tax treatment only applies if the following holding period requirement is satisfied:

•	the participant does not dispose of the shares for at least one year after the date of purchase, and

•	the participant does not dispose of the shares for at least two years after the beginning of the offering period during which the shares were purchased.

If a participant disposes of shares of common stock purchased under the stock purchase plan before the holding period is satisfied, he or she will receive compensation taxable as ordinary income in the amount of the difference between the amount paid for the shares and the fair market value of the shares at the time of purchase. If the shares are sold or exchanged, the amount of such ordinary income is added to the participant’s basis in his shares for purposes of determining capital gain or loss.

If a participant dies before disposing of the shares purchased under the stock purchase plan, he or she will be deemed to have realized compensation income taxable as ordinary income in the taxable year closing with his or her death in an amount equal to the lesser of:

•	the excess of the purchase price over the fair market value of the shares at the beginning of the offering period, or

•	the excess over the purchase price of the fair market value of the shares on the date of death.

He or she is deemed not to have realized any capital gain or loss because of death.

The board or the committee has the right to amend, modify or terminate the stock purchase plan at any time without notice, provided that upon any termination, all shares or unapplied payroll deductions will be distributed to participants, and provided further, that no amendment will affect the right of a participant to receive his or her proportionate interest in the shares or unapplied payroll deductions. Upon any amendment of the stock purchase plan, stockholder approval will be obtained if required by law.

The above description is a partial summary of material provisions of our stock purchase plan. This summary is qualified in its entirety by reference to the full text of the plan which appears as Annex B attached to this proxy statement.

Equity Compensation Plans

We maintain the 1995 Stock Option and Restricted Share Plan (the “1995 Plan”), the 2001 Equity Incentive Plan (the “2001 Plan”) and the 2000 Employee Stock Purchase Plan (the “ESPP”), pursuant to which we may grant equity awards to eligible persons. The 2001 Plan is described more fully below.

The following table gives information about equity awards under our 1995 Plan, 2001 Plan and ESPP as of February 28, 2003:

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	3,038,091(1)	$14.02(1)	985,276

Equity compensation plans not approved by securityholders	405,000	$1.16	95,000

Total	3.443,091	$12.51	1,080,276

(1)	Does not include rights granted under the Employee Stock Purchase Plan. The next scheduled purchase date under the Employee Stock Purchase Plan is June 30, 2003, for which rights were granted in connection with the 6-month offering period that commenced in January 2003.

2001 Equity Incentive Plan

In November 2001, our board of directors adopted the 2001 Plan, which has not been submitted to or approved by stockholders. The 2001 Plan reserves for issuance up to 500,000 shares of our common stock, of which a maximum of 10% may be awarded and sold or granted as restricted shares and the remainder may be issued pursuant to the exercise of options granted under the plan. The number of shares available for future grant and previously granted but unexercised options are subject to adjustment for any future stock dividends, splits, mergers, combinations, or other changes in capitalization as described in the 2001 Plan.

Eligibility for Participation. Generally, any employee, consultant or advisor to the Company or its subsidiaries is eligible to receive grants under the 2001 Plan; provided, however, officers of the Company or its subsidiaries are not eligible to receive any type of grant under the 2001 Plan. Similarly, no options or restricted shares may be granted to any member of our board of directors.

Terms of Options and Restricted Shares.    Nonstatutory stock options (NSOs) and restricted shares are available for grant under the 2001 Plan. The exercise price of options granted under the 2001 Plan may be equal to, more or less than the fair market value of our common stock on the date of grant, and the price (if any) of restricted shares will be determined by our board or a committee. Payment of the exercise price or the price of restricted shares may be made in cash, or by personal or certified check. The board or committee has the discretion to permit a participant to exercise or make payment for restricted shares by delivering a combination of shares and cash. The term of an NSO may not exceed ten years.

Options granted to employees may become exercisable based on the attainment of certain vesting conditions as may be set forth in the award agreement (as determined by the Board or committee) – for example, an option may become exercisable if the optionee remains employed by the Company until a specified date, or if specified performance goals have been met. If a participant’s employment terminates for any reason, the vested portion of an option remains exercisable for a fixed period of three months from the date of the participant’s termination, and all of the restricted shares then subject to restrictions will be forfeited. If restricted shares are forfeited, the Company will refund to the participant the amounts paid for the restricted shares.

Acceleration in Connection with a Change of Control.    Our 2001 Plan also has provisions that take effect if we experience a change of control. In general, a “Change of Control” will be deemed to have occurred upon the approval of a plan to dissolve, liquidate, sell substantially all our assets, merge or consolidate with or into another corporation in which we are not the surviving entity or upon a significant change in the composition of the majority of the board.

If a Change of Control occurs and the 2001 Plan is not continued by a successor corporation, the participant is not offered substantially equivalent employment with the successor corporation or the participant’s employment is terminated during the six month period following the Change of Control, then depending on whether the participant has been employed by the Company for at least 2 years, either 50% or 100% of such participant’s unvested options will be fully vested and the restrictions on his or her restricted shares will lapse. The provisions in the 2001 Plan regarding a Change of Control are the same as those found in the 1996 Plan.

Deduction to the Company.    The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant. The deduction generally will be allowed for our taxable year in which occurs the last day of the calendar year in which the participant recognizes ordinary income.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR EMPLOYEE STOCK PURCHASE PLAN AS DESCRIBED IN THIS PROPOSAL NO. 2

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

KPMG LLP has served as our independent certified public accountants since 1995. KPMG LLP has been selected to continue as our independent certified public accountants for the current year. A representative of that firm is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Fees for Services Rendered to the Company by KPMG LLP for 2002

Audit Fees (excluding fees for audit related services, described below):

Audit fees for services rendered to the company by its public accountants, KPMG LLP, for the audit of the company’s consolidated financial statements for the year 2002, and review of consolidated financial information included in the company’s quarterly reports on Form 10-Q for such year, totaled $113,000.

Financial Information Systems Design and Implementation Fees:

The company did not engage KPMG LLP to provide advice to the company regarding financial information systems design and implementation during the fiscal year ended December 31, 2002.

All Other Fees:

Fees for audit related and other services rendered to the company by KPMG LLP pertaining to the company’s 2002 fiscal year totaled $103,100. These services included:

Audit related services (1)	$14,400
Tax compliance and consultation services (2)	88,700

Total Other Fees	$103,100

(1)	Consists principally of review of registration statements, issuance of consents and comfort letters and accounting consultation.
(2)	Includes estimated fees for 2002 tax returns.

STOCKHOLDER PROPOSALS—FOR THE 2004 ANNUAL MEETING

We intend to mail next year’s proxy statement to our stockholders on or about April 1, 2004. Applicable law requires any stockholder proposal intended to be presented at our 2004 annual meeting of stockholders to be received by us at our office in Exton, Pennsylvania on or before November 28, 2003 in order to be considered for inclusion in our proxy statement and form of proxy for that annual meeting.

On May 21, 1998, the Securities and Exchange Commission adopted an amendment to Rule 14a-4, issued under the Securities Exchange Act of 1934. The amendment to Rule 14a-4(c)(1) governs our use of discretionary proxy voting authority for a stockholder proposal which the stockholder has not sought to include in our proxy statement. The amendment provides that if a proponent of a proposal fails to notify us at least 45 days prior to the month and day of mailing of the prior year’s proxy statement (or any date specified in an advance notice provision), then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

With respect to our 2004 annual meeting of stockholders, if we are not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in our proxy statement, by February 11, 2004, the management proxies will be allowed to use their discretionary authority.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, certain of our officers and persons who own more than 10% of our common stock, file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such common stock. These directors, officers and greater than 10% stockholders are required by regulation to furnish us with copies of all Section 16(a) forms which they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, our directors, officers and greater than 10% stockholders complied with all fiscal year 2002 Section 16(a) filing requirements applicable to them.

OTHER MATTERS

Our board of directors does not intend to bring any other matters before the annual meeting and has no reason to believe any other matters will be presented. If other matters properly do come before the meeting, however, it is the intention of the persons named as proxy agents in the enclosed proxy card to vote on such matters as they deem appropriate.

The costs of preparing, assembling, mailing and soliciting the proxies will be borne by us. Proxies may be solicited, without extra compensation, by our officers and employees by mail, telephone, facsimile, personal interviews and other methods of communication.

Thomas F. Doyle

Vice President, General Counsel and Secretary

March 27, 2003

ANNEX A

VIROPHARMA INCORPORATED

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee (the “Committee”) of ViroPharma Incorporated (the “Company”) shall assist the Board of Directors (the “Board”) in monitoring (i) the integrity of the Company’s financial statements in compliance with Securities and Exchange Commission (the “SEC”) and other regulatory requirements; (ii) the annual independent audit of the Company’s financial statements, (iii) the independent auditors independence and qualifications. The Committee shall also work to provide (i) effective communication between the Board and the Company’s independent public accountants and (ii) support for management’s efforts to enhance the quality of the Company’s internal control structure.

The Committee does not plan or conduct audits, nor does it determine that the Company’s financial statements and disclosures are complete, accurate and in accordance with generally accepted accounting principles and applicable rules and regulations. These functions are the responsibility of Company management and the independent auditor.

Composition and Term

The Committee shall be comprised of not less than three members of the Board, and the Committee’s composition will meet the requirements of (i) the Audit Committee policy of the Nasdaq Stock Market as set forth in Rule 4460(d) of the NASD Manual as modified or supplemented from time to time and (ii) meet the independence requirements of Section 10A(m)(3) of the Securities and Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. Accordingly, all of the members of the Committee will be directors who:

1.  Have no relationship to the Company that may interfere with the exercise of their independence from management and the Company;

2.  Are not affiliates of the Company;

3.  Do not receive any payments from the Company other than in the capacity as director; and

4.  Are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee.

The members of the Committee shall be appointed by the Board and shall serve until their successors shall be duly elected and qualified. Unless a Chairman of the Committee is elected by the full Board, the members of the Committee may designate a Chairman of the Committee by majority vote of the full Committee Membership.

Relationship with Independent Accountants

The Company’s independent public accountants shall be accountable to the Committee, and the Committee shall have ultimate authority to select, evaluate and replace the Company’s independent public accountants. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

Meetings

The Committee shall meet, in person or by teleconference, at such times and from time to time as it deems to be appropriate, but not less than four times a year. A majority of the members of the Committee shall constitute a quorum for the transaction of business. Approval by a majority of the members present at a meeting at which a quorum is present shall constitute approval by the Committee. The Committee may also act by unanimous written consent without a meeting. Minutes of each meeting reflecting, among other things, all actions taken by the Committee should be recorded by the Secretary to the Committee. The Committee shall report to the Board at the first board meeting following each such Committee meeting.

The Company’s independent public accountants shall attend at least one of the Committee’s meetings each year. The Committee may request members of management or others to attend meetings and to provide pertinent information as necessary. The Committee shall provide each of management and the independent public accountants with appropriate opportunities to meet privately with the Committee.

Duties and Responsibilities

The duties of the Committee shall include the following:

•	Review the results of the quarterly reviews and year-end audit of the Company, including:

•	The Annual Report on Form 10-K and Quarterly Reports on Form 10-Q to be filed with SEC, the management recommendation letter on accounting procedures and controls prepared by the independent public accountants, and any other material written communications or reports and management’s responses concerning such reports;

•	Any material accounting issues identified by management or the independent public accountants; and

•	All matters required to be communicated by the independent public accountants to the Committee under generally accepted auditing standards, as amended.

•	Review and approve all transactions between the Company and (a) its officers and directors (other than such agreements that are directly related to such officers or directors employment or service with the Company, such as employment agreements, option agreements, and severance agreements, provided that any consulting agreement with a director shall require the approval of the Audit Committee), (b) 5% shareholders, and (c) any entity for which any officer or director of the Company serves as an officer or director.

•	Review with management and the independent public accountants such accounting policies (and changes therein) of the Company, including any financial reporting issues which could have a material impact on the Company’s financial statements, as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulators and discuss alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

•	Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

•	Discuss with management the Company’s use of “pro forma” or “adjusted” non-GAAP information, if any.

•	Ensure that the Company’s independent public accountants submit on a periodic, but not less than annual, basis to the Committee a written statement delineating all relationships between the accountants and the Company, and discuss with the accountants any disclosed relationships that may impact the objectivity and independence of the accountants with the objective of ensuring the continuing objectivity and independence of the accountants.

•

Pre-approval of all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at its next scheduled meeting.

•	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

•	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Meet annually with counsel when appropriate to review legal and regulatory matters, if any, that could have a material impact on the financial statements.

•	Establish, review, and update periodically a Code of Ethical Conduct, and ensure that management has established a system to enforce this Code.

•	Make a periodic, but not less than annual, review of this Charter.

•	Prepare a report to the stockholders of the Company to be included in the Company’s annual proxy statement.

The Committee shall also undertake such additional activities within the scope of its primary function as the Committee from time to time determines. The Committee may retain independent counsel, accountants or others to assist it in the conduct of any investigation. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

ANNEX B

VIROPHARMA INCORPORATED

2000 EMPLOYEE STOCK PURCHASE PLAN

(As amended and restated on December 10, 2001 and on February 20, 2003)

1.    Purpose.

The ViroPharma Incorporated 2000 Employee Stock Purchase Plan (the “Plan”) is intended to encourage and facilitate the purchase of Shares of the Common Stock of ViroPharma Incorporated (the “Company”) by employees of the Company and any Participating Companies, thereby providing employees with a personal stake in the Company and a long range inducement to remain in the employ of the Company and Participating Companies. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

2.    Definitions.

(a)    “Account” means a bookkeeping account established by the Committee on behalf of a Participant to hold Payroll Deductions.

(b)    “Approved Leave of Absence” means a leave of absence that has been approved by the applicable Participating Company in such a manner as the Board may determine from time to time.

(c)    “Board” means the Board of Directors of the Company.

(d)    “Business Day” means a day on which national stock exchanges and the NASDAQ System are open for trading.

(e)    “Code” means the Internal Revenue Code of 1986, as amended.

(f)    “Committee” means the Committee appointed pursuant to section 14 of the Plan.

(g)    “Company” means ViroPharma Incorporated.

(h)    “Compensation” means an Employee’s cash compensation payable for services to a Participating Company during an Offering Period.

(i)    “Election Form” means the form acceptable to the Committee which an Employee shall use to make an election to purchase Shares through Payroll Deductions pursuant to the Plan.

(j)    “Eligible Employee” means an Employee who meets the requirements for eligibility under section 3 of the Plan.

(k)    “Employee” means a person who is an employee of a Participating Company.

(l)    “Enrollment Date” means, with respect to a given Offering Period, a date established from time to time by the Committee or the Board, which shall not later than the first day of such Offering Period.

(m)    “Fair Market Value” means the closing price per Share on the principal national securities exchange on which the shares are listed or admitted to trading or, if not listed or traded on any such exchange, on the National Market System of the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), or if not listed or traded on any such exchange or system, the fair market value as reasonably determined by the Board, which determination shall be conclusive.

(n)    “Five Percent Owner” means an Employee who, with respect to a Participating Company, is described in section 423(b) of the Code.

(o)    “Offering” means an offering of Shares to Eligible Employees pursuant to the Plan.

(p)    “Offering Commencement Date” means the first Business Day on or after January 1 or the first Business Day on or after July 1 of each year.

(q)    “Offering Period” means the period extending from an Offering Commencement Date through the following Offering Termination Date.

(r)    “Offering Termination Date” means the earlier of the last Business Day in the period ending each June 30 and December 31 immediately following an Offering Commencement Date.

(s)    “Option Price” means 85 percent of the lesser of: (1) the Fair Market Value per Share on the Offering Commencement Date, or if such date is not a trading day, then on the next trading day thereafter or (2) the Fair Market Value per Share on the Offering Termination Date, or if such date is not a trading day, then on the next trading day thereafter.

(t)    “Participant” means an Employee who meets the requirements for eligibility under section 3 of the Plan and who has timely delivered an Election Form to the Committee.

(u)    “Participating Company” means the Company and subsidiaries of the Company, within the meaning of section 424(f) of the Code, if any.

(v)    “Payroll Deductions” means amounts withheld from a Participant’s Compensation pursuant to the Plan, as described in section 5 of the Plan.

(w)    “Plan” means ViroPharma Incorporated 2000 Employee Stock Purchase Plan, as set forth in this document, and as may be amended from time to time.

(x)    “Plan Termination Date” means the earlier of:

(1)    The Offering Termination Date for the Offering in which the maximum number of Shares specified in section 5 of the Plan have been issued pursuant to the Plan; or

(2)    The date as of which the Board chooses to terminate the Plan as provided in section 15 of the Plan.

(y)    “Shares” means shares of common stock of the Company, $.002 par value per Share.

(z)    “Successor-in-Interest” means the Participant’s executor or administrator, or such other person or entity to whom the Participant’s rights under the Plan shall have passed by will or the laws of descent and distribution.

(aa)    “Termination Form” means the form acceptable to the Committee which an Employee shall use to withdraw from an Offering pursuant to section 8 of the Plan.

3.    Eligibility and Participation.

(a) Initial Eligibility.    Except as provided in section 3(b) of the Plan, each individual who is an Employee on an Offering Commencement Date shall be eligible to participate in the Plan with respect to the Offering that commences on that date.

(b) Ineligibility.    An Employee shall not be eligible to participate in the Plan if such Employee:

(1)    Is a Five Percent Owner;

(2)    Has not customarily worked more than 20 hours per week during a 24-consecutive-month period ending on the last day of the month immediately preceding the effective date of an election to purchase Shares pursuant to the Plan; or

(3)    Is restricted from participating under section 3(d) of the Plan.

(c) Leave of Absence.    An Employee on an Approved Leave of Absence shall be eligible to participate in the Plan, subject to the provisions of sections 5(d) and 8(d) of the Plan. An Approved Leave of Absence shall be considered active employment for purposes of sections 3(b)(2) and 3(b)(3) of the Plan.

(d) Restrictions on Participation.    Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to participate in the Plan if:

(1)    Immediately after the grant, such Employee would be a Five Percent Owner; or

(2)    Such option would permit such Employee’s rights to purchase stock under all employee stock purchase plans of the Participating Companies which meet the requirements of section 423(b) of the Code to accrue at a rate which exceeds $25,000 in fair market value (as determined pursuant to section 423(b)(8) of the Code) for each calendar year in which such option is outstanding.

(e) Commencement of Participation.    An Employee who meets the eligibility requirements of sections 3(a) and 3(b) of the Plan and whose participation is not restricted under section 3(d) of the Plan shall become a Participant by completing an Election Form and filing it with the Committee on or before the applicable Enrollment Date. Payroll Deductions for a Participant shall commence on the applicable Offering Commencement Date when his or her authorization for Payroll Deductions becomes effective, and shall end on the Plan Termination Date, unless sooner terminated by the Participant pursuant to section 8 of the Plan. Notwithstanding the foregoing sentence, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 4(d) of the Plan, a Participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period; provided, that such Payroll Deductions shall recommence at the rate as provided in such Participant’s Enrollment Form at the beginning of the first Offering Period that is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 8 of the Plan.

4.    Shares Per Offering.

The Plan shall be implemented by a series of Offerings that shall terminate on the Plan Termination Date. Offerings shall be made with respect to Compensation payable for each Offering Period occurring on or after adoption of the Plan by the Board and ending with the Plan Termination Date. Shares available for any Offering shall be the difference between the maximum number of Shares that may be issued under the Plan, as determined pursuant to section 10(a) of the Plan, for all of the Offerings, less the actual number of Shares purchased by Participants pursuant to prior Offerings. If the total number of Shares for which options are exercised on any Offering Termination Date exceeds the maximum number of Shares available, the Committee shall make a pro rata allocation of Shares available for delivery and distribution in as nearly a uniform manner as practicable, and as it shall determine to be fair and equitable, and the unapplied Account balances shall be returned to Participants as soon as practicable following the Offering Termination Date.

5.    Payroll Deductions.

(a) Amount of Payroll Deductions.    An Eligible Employee who wishes to participate in the Plan shall file an Election Form (authorizing payroll deductions) with the Committee prior to the applicable Enrollment Date.

(b) Participants’ Accounts.    All Payroll Deductions with respect to a Participant pursuant to section 5(a) of the Plan shall commence on the first payroll following the Enrollment Date and shall end of the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 8. All Payroll Deductions will be credited to the Participant’s Account under the Plan.

(c) Changes in Payroll Deductions.    A Participant may discontinue his participation in the Plan as provided in section 8(a) of the Plan, but no other change can be made during an Offering, including, but not limited to, changes in the amount of Payroll Deductions for such Offering. A Participant may change the amount of Payroll Deductions for subsequent Offerings by giving written notice of such change to the Committee on or before the applicable Enrollment Date for such Offering Period.

(d) Leave of Absence.    A Participant who goes on an Approved Leave of Absence before the Offering Termination Date after having filed an Election Form with respect to such Offering may:

(1)    Withdraw the balance credited to his or her Account pursuant to section 8(b) of the Plan;

(2)    Discontinue contributions to the Plan but remain a Participant in the Plan through the earlier of (i) the Offering Termination Date or (ii) the close of business on the 90th day of such Approved Leave of Absence unless such Employee shall have returned to regular non-temporary employment before the close of business on such 90th day;

(3)    Remain a Participant in the Plan during such Approved Leave of Absence through the earlier of (i) the Offering Termination Date or (ii) the close of business on the 90th day of such Approved Leave of Absence unless such Employee shall have returned to regular non-temporary employment before the close of business on such 90th day, and continue the authorization for the Participating Company to make Payroll Deductions for each payroll period out of continuing payments to such Participant, if any.

6.    Granting of Options.

On each Offering Termination Date, each Participant shall be deemed to have been granted an option to purchase a minimum of one (1) Share and a maximum number of Shares that shall be a number of whole Shares equal to the quotient obtained by dividing the balance credited to the Participant’s Account as of the Offering Termination Date, by the Option Price.

7.    Exercise of Options.

(a) Automatic Exercise.    With respect to each Offering, a Participant’s option for the purchase of Shares granted pursuant to section 6 of the Plan shall be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering.

(b) Fractional Shares and Minimum Number of Shares.    Fractional Shares shall not be issued under the Plan. Amounts credited to an Account remaining after the application of such Account to the exercise of options for a minimum of one (1) full Share shall be credited to the Participant’s Account for the next succeeding Offering, or, at the Participant’s election, returned to the Participant as soon as practicable following the Offering Termination Date, without interest.

(c) Transferability of Option.    No option granted to a Participant pursuant to the Plan shall be transferable other than by will or by the laws of descent and distribution, and no such option shall be exercisable during the Participant’s lifetime other than by the Participant.

(d) Delivery of Certificates for Shares.    The Company shall deliver certificates for Shares acquired on the exercise of options during an Offering Period as soon as practicable following the Offering Termination Date.

(e) Restriction on Transfer of Shares.

(1)    The Shares acquired upon exercise of the options shall not be transferable for the nine-month period commencing on the date of exercise. In order to ensure that the transfer restriction is adhered to, the Company shall hold such Shares in escrow for the duration of the restriction period. Except as otherwise provided by this Section 7(e), during the restriction period, the Participant shall have all the rights accorded a shareholder of the Company.

(2)    Notwithstanding the provisions of Section 7(e)(1):

(A)    If the Committee, upon written request of a Participant, determines, in its sole discretion, that the Participant has suffered an unforeseeable financial emergency, the Company shall, as soon as practicable following such determination, release that number of Shares from escrow the sale of which will generate an amount necessary to meet the emergency. For purposes of this Plan, an unforeseeable financial emergency is an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence.

(B)    The Committee may, in its sole discretion, waive the restriction period in whole or in part, provided that any such waiver shall be applied uniformly to all Shares to which such restrictions apply.

8.    Withdrawals.

(a) Withdrawal of Account.    A Participant may elect to withdraw the balance credited to the Participant’s Account by providing a Termination Form to the Committee at any time before the Offering Termination Date applicable to any Offering.

(b) Amount of Withdrawal.    A Participant may withdraw all, but not less than all, of the amounts credited to the Participant’s Account by giving a Termination Form to the Committee. All amounts credited to such Participant’s Account shall be paid as soon as practicable following the Committee’s receipt of the Participant’s Termination Form, and no further Payroll Deductions will be made with respect to the Participant.

(c) Termination of Employment.    Upon termination of a Participant’s employment for any reason other than death, including termination due to disability or continuation of a leave of absence beyond 90 days, all amounts credited to such Participant’s Account shall be returned to the Participant. In the event of a Participant’s (1) termination of employment due to death or (2) death after termination of employment but before the Participant’s Account has been returned, all amounts credited to such Participant’s Account shall be returned to the Participant’s Successor-in-Interest.

(d) Leave of Absence.    A Participant who is on an Approved Leave of Absence shall, subject to the Participant’s election pursuant to section 5(d) of the Plan, continue to be a Participant in the Plan until the earlier of (i) the end of the first Offering ending after commencement of such Approved Leave of Absence or (ii) the close of business on the 90th day of such Approved Leave of Absence unless such Employee shall have returned to regular non-temporary employment before the close of business on such 90th day. A Participant who has been on an Approved Leave of Absence for more than 90 days shall not be eligible to participate in any Offering that begins on or after the commencement of such Approved Leave of Absence so long as such leave of absence continues.

9.    Interest.

No interest shall be paid or allowed with respect to amounts paid into the Plan or credited to any Participant’s Account.

10.    Shares.

(a) Maximum Number of Shares.    No more than 600,000 Shares may be issued under the Plan. Such Shares shall be authorized but unissued shares of the Company. The number of Shares available for any Offering and all Offerings shall be adjusted if the number of outstanding Shares of the Company is increased or reduced by split-up, reclassification, stock dividend or the like. All Shares issued pursuant to the Plan shall be validly issued, fully paid and nonassessable.

(b) Participant’s Interest in Shares.    A Participant shall have no interest in Shares subject to an option until such option has been exercised.

(c) Registration of Shares.    Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant.

(d) Restrictions on Exercise.    The Board may, in its discretion, require as conditions to the exercise of any option such conditions as it may deem necessary to assure that the exercise of options is in compliance with applicable securities laws.

11.    Expenses.

The Participating Companies shall pay all fees and expenses incurred (excluding individual Federal, state, local or other taxes) in connection with the Plan. No charge or deduction for any such expenses will be made to a Participant upon the termination of his or her participation under the Plan or upon the distribution of certificates representing Shares purchased with his or her contributions.

12.    Taxes.

The Participating Companies shall have the right to withhold from each Participant’s Compensation an amount equal to all Federal, state, city or other taxes as the Participating Companies shall determine are required to be withheld by them in connection with the grant, exercise of the option or disposition of Common Stock. In connection with such withholding, the Participating Companies may make any such arrangements as are consistent with the Plan as it may deem appropriate, including the right to withhold from Compensation paid to a Participant other than in connection with the Plan and the right to withdraw such amount from the amount standing to the credit of the Participant’s Account.

13.    Plan and Contributions Not to Affect Employment.

The Plan shall not confer upon any Eligible Employee any right to continue in the employ of the Participating Companies.

14.    Administration.

The Plan shall be administered by the Board, which may delegate responsibility for such administration to a committee of the Board (the “Committee”). If the Board fails to appoint the Committee, any references in the Plan to the Committee shall be treated as references to the Board. The Board, or the Committee, shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable in administering the Plan, with or without the advice of counsel. The determinations of the Board or the Committee on the matters referred to in this paragraph shall be conclusive and binding upon all persons in interest.

15.    Amendment and Termination.

The Board may terminate the Plan at any time and may amend the Plan from time to time in any respect; provided, however, that upon any termination of the Plan, all Shares or Payroll Deductions (to the extent not yet applied to the purchase of Shares) under the Plan shall be distributed to the Participants, provided further, that no amendment to the Plan shall affect the right of a Participant to receive his or her proportionate interest in the Shares or his or her Payroll Deductions (to the extent not yet applied to the purchase of Shares) under the Plan, and provided further that the Company may seek shareholder approval of an amendment to the Plan if such approval is determined to be required by or advisable under the regulations of the Securities or Exchange Commission or the Internal Revenue Service, the rules of any stock exchange or system on which the Shares are listed or other applicable law or regulation.

16.    Effective Date.

As amended and restated, the Plan shall be effective on February 20, 2003.

17.    Government and Other Regulations.

(a) In General.    The purchase of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required.

(b) Securities Law.    The Committee shall have the power to make each grant under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, including Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission.

18.    Non-Alienation.

No Participant shall be permitted to assign, alienate, sell, transfer, pledge or otherwise encumber his interest under the Plan prior to the distribution to him of Share certificates. Any attempt at assignment, alienation, sale, transfer, pledge or other encumbrance shall be void and of no effect.

19.    Notices.

Any notice required or permitted hereunder shall be sufficiently given only if delivered personally, telecopied, or sent by first class mail, postage prepaid, and addressed:

If to the Company:

ViroPharma Incorporated

405 Eagleview Boulevard

Exton, PA 19341 Fax: (610) 458-7380

Attention: Employee Stock Purchase Plan Committee

or any other address provided pursuant to written notice.

If to the Participant:

At the address on file with the Company from time to time, or to such other address as either party may hereafter designate in writing by notice similarly given by one party to the other.

20.    Successors.

The Plan shall be binding upon and inure to the benefit of any successor, successors or assigns of the Company.

21.    Severability.

If any part of this Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of this Plan which shall continue in full force and effect.

22.    Acceptance.

The election by any Eligible Employee to participate in this Plan constitutes his or her acceptance of the terms of the Plan and his or her agreement to be bound hereby.

23.    Applicable Law.

This Plan shall be construed in accordance with the law of the Commonwealth of Pennsylvania, to the extent not preempted by applicable Federal law.

IN WITNESS WHEREOF, the foregoing Plan is adopted this 20th day of February, 2002.

[CORPORATE SEAL]	VIROPHARMA INCORPORATED

ATTEST: /s/ Thomas F. Doyle	By:	/s/ Michel de Rosen

VIROPHARMA INCORPORATED

2003 Annual Meeting of Stockholders – May 6, 2003

SOLICITED ON BEHALF OF THE COMPANY AND APPROVED

BY THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Michel de Rosen and Thomas F. Doyle, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to appear at the Annual Meeting of Stockholders of ViroPharma Incorporated to be held on May 6, 2003 and at any postponement or adjournment thereof, and to vote all of the shares of ViroPharma Incorporated that the undersigned is entitled to vote, with all powers and authority the undersigned would possess if personally present. The undersigned hereby directs that this proxy be voted as follows:

ELECTION OF CLASS I DIRECTORS FOR A TERM OF THREE YEARS:

Paul A. Brooke	FOR ☐	WITHHOLD AUTHORITY ☐
Robert J. Glaser	FOR ☐	WITHHOLD AUTHORITY ☐
David J. Williams	FOR ☐	WITHHOLD AUTHORITY ☐

APPROVE AMENDMENT AND RESTATEMENT OF EMPLOYEE STOCK PURCHASE PLAN:

FOR    ☐        AGAINST    ☐        ABSTAIN    ☐

(Please date and sign on reverse side)

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This proxy, when properly executed, will be voted as directed. If no directions to the contrary are indicated, the proxy agents intend to vote FOR the election as directors of the nominees named on this proxy card, and FOR the approval of the amendment and restatement of the Company’s Employee Stock Purchase Plan. Abstentions on the proposal to approve the amendment and restatement of the Company’s Employee Stock Purchase Plan will have the effect of a negative vote.

A majority of the proxy agents present and acting in person, or by their substitutes (or if only one is present and acting, then that one) may exercise all the powers conferred hereby. DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO ALL OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Receipt of the Company’s 2002 Annual Report and the Notice of the 2003 Annual Meeting and Proxy Statement relating thereto is hereby acknowledged.

Date:	, 2003

Signature (s)
Please sign your name exactly as it appears hereon, indicating any official position or representative capacity. If Shares are registered in more than one name, all owners must sign.

PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

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YOUR VOTE IS IMPORTANT

VOTE TODAY IN ONE OF TWO WAYS:

1.	VOTE BY INTERNET:

Log-on to www.votestock.com

Enter your control number printed below

Vote your proxy by checking the appropriate boxes

Click on “Accept Vote”

OR

2.	VOTE BY MAIL: If you do not wish to vote by over the internet, please complete, sign, date and return the above proxy card in the pre-paid envelope provided.

YOUR CONTROL NUMBER IS:

You may vote by Internet 24 hours a day, 7 days a week. Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.

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